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                                                                    Exhibit 10.7




















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                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                          MONTANA MILLS BREAD CO., INC.

                        AND CEPHAS CAPITAL PARTNERS, L.P.



                           $2,000,000 PRINCIPAL AMOUNT
               12% CONVERTIBLE SUBORDINATED NOTE DUE JUNE 22, 2005


                        --------------------------------

                            Dated as of June 22, 2000

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         This NOTE PURCHASE AGREEMENT is dated as of June 22, 2000 between
MONTANA MILLS BREAD CO., INC. (the "Company"), a Delaware corporation with an address of 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618, CEPHAS CAPITAL PARTNERS, L.P. (the "Purchaser"), a New York limited partnership with an address of 16 W. Main Street, Rochester, New York 14614, and, for the limited purpose of agreement with Section 7.1 of this Agreement, EUGENE O'DONOVAN with an address of 204 Miles Cutting Lane, Pittsford, New York 14534 ("Shareholder").

         Certain defined terms used herein have the meanings given thereto in EXHIBIT A attached hereto.

         The parties hereto agree as follows:

                                   ARTICLE 1
                             NOTE/CONVERSION RIGHTS

         SECTION 1.1 THE NOTE. On the date of this Agreement (the "Closing Date"), and subject to the terms of this Agreement, the Purchaser shall purchase the Company's Convertible Subordinated Note in the principal amount of, $2,000,000 (together with any extensions, modifications, and replacements, the "Note") by payment to the Company of $2,000,000 in immediately available funds. The Note shall be in the form attached as EXHIBIT B to this Agreement and shall be convertible into common stock of the Company as provided elsewhere in this
Article 1 (with the Note and the Conversion Shares into which it is or may be converted called the "Securities").

         SECTION 1.2 FEES/EXPENSES/BROKERAGE. In consideration for purchasing the Securities and providing pre-closing services, on or before the Closing Date the Company shall pay the Purchaser a non-refundable $20,000 application fee ($10,000 of which has been paid prior to execution of this Agreement), a $60,000 closing fee, and all fees, expenses and disbursements incurred by the Purchaser related to the transactions contemplated herein, including, without limitation, the fees (not exceeding $5,000) and disbursements of the Purchaser's counsel. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement except those due to Pittsford Capital Group and the Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         SECTION 1.3 Conversion Rights and Procedures.

                (a) Conversion Rights. Notwithstanding any provision herein to the contrary, at any time and from time to time prior to the payment in full of the Note (including without limitation within the ninety-day period after any prepayment notice has been given), the Purchaser may convert all or any portion of the outstanding principal amount of the Note into a number of shares of Conversion Shares determined by dividing the principal amount designated by the Purchaser to be converted by the Conversion Price then in effect. Any partial conversions shall be in the minimum principal amount $1,000 or integral multiples thereof.

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                (b) Effectiveness of Conversion. Except as otherwise provided herein, each conversion of the Note shall be deemed to have been effected as of the close of business on the date on which notice of conversion has been given in the manner provided for the giving of notices under this Purchase Agreement. At the time any such conversion has been effected, the rights of the Purchaser to the extent of the conversion shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Shares represented thereby. Notwithstanding any other provision hereof, if a conversion of any portion of the Note is to be made after the Company has notified the Purchaser of a Public Offering, a change in Control of the Company, or other transaction affecting the Company, the conversion of any portion of the Note may, at the election of the Purchaser, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. Upon effectiveness of the conversion, the Purchaser shall mark its records, and mark the Note upon any transfer thereof, to evidence payment of the principal amount of the Note so converted.

                 (c) Deliveries. As soon as possible after a conversion has been effected, the Company shall deliver to the Purchaser:

                     (i) a certificate or certificates representing the number of shares of Conversion Shares issuable by reason of such conversion in such name or names and such denomination or denominations as the Purchaser has specified; and

                     (ii) payment in an amount equal to the sum of all accrued interest with respect to the principal amount of the Note converted, which has not been paid prior thereto.

                (d) No Charges, Taxes, Etc. The issuance of certificates for shares of Conversion Shares upon conversion of the Note shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Shares.

                 (e) Transfer Books. The Company shall not close its books against the transfer of Conversion Shares issued or issuable upon conversion of the Note. The Company shall assist and cooperate with the Purchaser in making any governmental filings or obtain any governmental approval prior to or in connection with the conversion of the Note (including making any filings required to be made by the Company).

                 (f) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Shares, solely for the purpose of issuance upon the conversion of the Note, such number of shares of Conversion Shares issuable upon the conversion of the Note. All shares of Conversion Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which

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shares of Conversion Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                 (g) Fractional Shares. If any fractional interest in a share of Conversion Shares would, except for the provisions of this subparagraph, be delivered upon any conversion of the Note, the Company, in lieu of delivering the fractional share therefor, shall pay the Purchaser an amount equal to the product of the fair market value of a full share multiplied by the fractional amount.

                 (h) Compliance with Laws. The Company will comply with all securities laws regulating the offer and delivery of shares of Conversion Shares upon conversion of the Note and will list such shares on each national securities exchange on which the Conversion Shares is listed.

                 (i) Conversion Price. The Conversion Price shall be the lesser of (i)Ten Dollars ($10.00) per share of common stock, or (ii) the Fundraising Price if a Fundraising Event occurs on or before September 30, 2000, or if the placement covered by the Company's May 12, 2000 Private Placement Memorandum is extended to a date up to and including January 31, 2001 ("Extension Date"), such Extension Date. If no Fundraising Event has occurred on or before September 30, 2000 (or the Extension Date, as the case may be), the Conversion Price shall be reduced on October l, 2000 (or the day after the Extended Date, as the case may be) and shall be Eight Dollars ($8.00) per share of common stock thereafter. The Conversion Price shall be subject to adjustment as provided in Section 1.5.

         SECTION 1.4 Conversion Price/Share Adjustment. In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time as set forth below. It is the intention of the Company that the Conversion Price shall at all times be the lesser of the amount specified in Section 1.4 or the lower Conversion Price determined by adjustment pursuant to this Section 1.5. For purposes of adjustments described below in this Section 1.5 related to grants, sales, or distributions of options, warrants, or other Equity Interests which result in the issuance of common stock only after the exercise of the rights covered thereby, any adjustment that would be required under this Section 1.5 shall be made only upon the earlier of (i) exercise of conversion rights under the Note, or (ii) actual exercise of the rights covered by such options, warrants, or Equity Interests.

                 (a) Stock Dividends, Subdivisions or Combinations. If the Company at any time: (i) pays a dividend or makes a distribution on its common stock in shares of any class of its capital stock, (ii) subdivides its outstanding shares of common stock into a greater number of shares, (iii) combines its outstanding shares of common stock into a smaller number of shares, or (iv) issues by reclassification of its common stock any shares of its capital stock, then the Conversion Price per share in effect immediately prior to such action, shall be adjusted so that the Purchaser may receive the number of shares of capital stock of the Company which it would have owned immediately following such action if it had exercised all of its conversion rights immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a stock dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Purchaser may receive shares of two or more classes of capital stock of the Company as a result of

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conversion of the Note, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock on a fair, reasonable and equitable basis. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to common stock in this Section 1.5.

                 (b) Adjustment for Equity Rights or Share Issue. If the Company grants, sells or distributes any additional shares of its common stock or other Equity Rights at an exercise, purchase, or offering price (the "Offering Price") per share that is less than the per share Conversion Price on the date of such grant, sale, or distribution, then the per share Conversion Price in effect immediately prior to such action shall be adjusted proportionately by the difference between the then per share Conversion Price and the per share Offering Price. For purposes of this Section 1.5(b), the per share Offering Price shall be equal to the lowest amount of consideration (if any) paid to the Company (without deduction of underwriting commissions or the like) for the issuance of one share of common stock pursuant to the Equity Rights. The adjustment required by this Section 1.5(b) shall be made successively whenever any grant, sale, or distribution occurs. If the Offering Price for any Equity Rights is reduced at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Equity Rights provided for such changed Offering Price at the time initially granted, issued or sold. This
Section 1.5(b) does not apply to (i) the conversion or exchange of Convertible Securities for which an adjustment has already been made under Section 1.5(c),
(ii) common stock issued under bona fide employee benefit plans in existence on the date of this Agreement in amounts not exceeding amounts issued or available for issuance thereunder on the date of this Agreement, (iii) common stock or Equity Rights issued to stockholders of any Person which merges into the Company in proportion to their stockholdings of such Person immediately prior to such merger, upon such merger, for which an adjustment has already been made under
Section 1.5(e), (iv) common stock issued in a bona fide Public Offering pursuant to a firm commitment underwriting, or (v)except as provided in Section 1.5(f), common stock issued upon the exercise of Equity Rights or conversion of Convertible Securities issued by the Company prior to the date of this Agreement.

                 (c) Adjustment for Convertible Securities Issue. If the Company issues any Convertible Security for a consideration per share of Company common stock (also referred to as the "Offering Price") initially deliverable upon conversion or exchange of such securities that is less than the per share Conversion Price on the date of such issuance, then the per share Conversion Price in effect immediately prior to such action shall be adjusted proportionately by the difference between the then per share Conversion Price and the per share Offering Price. For purposes of this Section 1.5(c), the per share Offering Price shall be equal to the lowest amount of consideration (if any) paid to the Company (without deduction of underwriting commissions or the like) for the issuance of one share of common stock upon conversion of the Convertible Security. The adjustment required by this Section 1.5(c) shall be made successively whenever any issuance occurs. If the Offering Price for any Convertible Security is reduced at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Convertible Security provided for such changed Offering Price at the time initially granted, issued or sold. This Section 1.5(c) does not apply to (i) Convertible Securities issued to stockholders of any Person which merges into the Company in proportion to their stockholdings of such Person immediately prior to such merger, upon such merger, for which an adjustment has already been made under

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Section 1.5(e), or (ii) common stock issued in a bona fide Public Offering pursuant to a firm commitment underwriting.

                 (d) Adjustment for Other Distributions. If the Company distributes to any holders of its common stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company (other than common stock), at the option of the Purchaser either (i) the Conversion Price shall be adjusted downward by an amount equal to the fair market value of such assets, debt securities, rights, or warrants, it being the intention of the parties to provide the Purchaser with a benefit of any such distribution equivalent to the benefit that would have been received by the Purchaser if the Purchaser immediately prior to such distribution had exercised all of its conversion rights, or (ii) distribution shall be made to the Purchaser as if the Purchaser immediately prior to such distribution had exercised its conversion rights and received the Conversion Shares. Any adjustments required by this Section 1.5(d) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 (e) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, stock exchange, or other transaction, in each case which is effected in such a manner that the holders of the Company's common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for common stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision in form and substance satisfactory to the Purchaser to insure that the Purchaser shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares theretofore acquirable and receivable such shares of stock, securities or assets as the Purchaser would have received in connection with such Organic Change if the Purchaser had converted the Note immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the Purchaser) to insure that the provisions of this Section 1.5 shall thereafter be applicable to the Note in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of the Note (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the per share Conversion Price to the value for the common stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Shares acquirable and receivable upon conversion of the Note, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company shall not effect an Organic Change unless it has complied with the terms of the Purchase Agreement and unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Purchaser), the obligation to deliver to the Purchaser such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Purchaser may be entitled to acquire.

                 (f) Other Events. If any event occurs of the type contemplated by the provisions of this Section 1.5 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights, profit participation rights, participating preferred stock, and other rights and interests to share in the equity of the Company on a similar basis with the holders of common stock of the Company), then the Company's Board of Directors shall in good faith make a reasonable and appropriate adjustment in the Conversion Price so as to protect the rights of the Purchaser hereunder; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 1.5.

                 (g) Calculation of Consideration Received. If any common stock or other Equity Interest is issued or sold or deemed to have been issued or sold for cash, the consideration deemed to be received therefor shall be the amount paid therefor (without deduction of underwriting commissions or the like). If any common stock or other Equity Interest is issued or sold for a consideration other than cash, the amount of the consideration other than cash received shall be the fair market value of such consideration. If any common stock or other Equity Interest is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such common stock or other Equity Interest, as the case may be. Consideration received shall include, among others, the value of non-competition agreements, incentive and earn-out payments, and the like. The fair market value of any consideration other than cash and securities shall be determined jointly by the Company and the Purchaser. If such parties are unable to reach agreement within a reasonable period of time, the fair market value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Purchaser. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

                 (h) Treasury Shares. The number of shares of common stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of common stock.

                 (i) Record Date. If the Company establishes a record date for the holders of common stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in common stock or other Equity Interests, or (ii) to subscribe for or purchase common stock or other Equity Interests, then such Record Date shall be deemed to be the date of the issue or sale of the shares of common stock or other Equity Interests deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (j) Deferral of Adjustments, Etc. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 1.5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                (k) Notices.

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                    (i) Immediately upon any adjustment of the Conversion
     Price, the Company shall give written notice thereof to the Purchaser, setting forth in reasonable detail and certifying the calculation of such adjustment.

                    (ii) The Company shall give written notice to the Purchaser at least twenty (20) days prior to the date (i) on which the Company closes its books or establishes a record date including without limitation a record date (A) with respect to any dividend or distribution upon common stock, (B) with respect to any subscription offer to holders of Equity Interests, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, (ii) of any change of Control (of which it has notice), or (iii) the date of any Public Offering.

                (l) Excluded Conversion. The Company may enter into an arrangement with the holders of its Preferred Stock outstanding on the date of this Purchase Agreement who have exchanged or redeemed such Preferred Stock in consideration of receipt of Junior Subordinated Indebtedness which is convertible into common stock of the Company at a conversion price of at least $8.00 per share.

         SECTION 1.5 Life Insurance. For so long as the Note remains unpaid in full, the Company shall cause to remain in effect, for the benefit of the Company, life insurance on the life of Shareholder in the amount of $2,000,000.

                                   ARTICLE 2
                     COMPANY REPRESENTATIONS AND WARRANTIES

         As a material inducement to the Purchaser to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants that:

         SECTION 2.1 ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         SECTION 2.2 CAPITAL STOCK AND RELATED MATTERS.

                (a) On the Closing Date and immediately thereafter, all of the authorized capital stock of the Company consists of the shares and classes of stock described on SCHEDULE 2.2. SCHEDULE 2.2 sets forth all outstanding Equity Interests and the holders thereof (all of which Equity Interests are validly issued, fully paid, and nonassessable). As of the Closing Date, the Company has no obligation (contingent or otherwise) to issue, sell, create, repurchase or otherwise acquire or retire any Equity Interests. The Company has reserved sufficient shares of its common stock for issuance upon conversion of the Note.

                (b) Except as provided in the Certificate of Incorporation of the Company, there are no statutory or contractual shareholder preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder or the issuance of common stock upon conversion of the Note. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Equity Interests or the Securities. The offer, sale and issuance of the Securities do not require registration or qualification under the Securities Act or any applicable state securities laws, and all filings required in connection therewith have been made.

         SECTION 2.3 SUBSIDIARIES. SCHEDULE 2.3 correctly sets forth (i) the name of each Subsidiary, (ii) the jurisdiction of its incorporation, (iii) the issued, outstanding, and reserved capital stock of each Subsidiary, and (iv) the Persons owning such capital stock. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being and presently proposed to be conducted, and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company or such Subsidiary. All of the outstanding capital stock of each Subsidiary is validly issued, fully paid, non-assessable, owned by the Company free and clear of any Lien, and not subject to any option or right to purchase.

         SECTION 2.4 AUTHORIZATION; NO BREACH. The execution, delivery and performance of the Transaction Documents executed by the Company have been duly authorized by the Company. Each of the Transaction Documents executed by the Company constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on SCHEDULE 2.4, the execution and delivery by the Company of the Transaction Documents, the compliance with the respective terms thereof by the Company, the offering, sale and issuance of the Securities hereunder, and the issuance of common stock upon the conversion of the Note, do not (a) conflict with or result in a violation of, (b) constitute a default under, (c) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under,
(e) require any authorization, consent, approval, exemption or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary, any law, statute, rule or regulation to which the Company or any Subsidiary is subject (including, without limitation, any usury laws applicable to the Note), or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except asset forth on SCHEDULE 2.4, no Subsidiary is subject to any restriction upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

         SECTION 2.5 FINANCIAL STATEMENTS. The Company has delivered its annual financial statements audited as of February 28, 2000, to the Purchaser (the "Latest Financial Statements"). Each of such financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied.

         SECTION 2.6 ABSENCE OF UNDISCLOSED LIABILITIES. The Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into, action or inaction, or any state of facts existing, on or prior to the Closing Date other than: (a) liabilities set forth on the Latest Financial Statements and (b) liabilities and obligations which have arisen after the date of the Latest Financial Statements in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim, lawsuit, or the like).

         SECTION 2.7 NO MATERIAL ADVERSE CHANGE. Since the date of the Latest Financial Statements, there has been no material adverse change in the financial condition, operating results, assets, operations, business, or employee, customer or supplier relations of the Company and its Subsidiaries taken as a whole.

         SECTION 2.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as described on SCHEDULE 2.8, since the date of the Latest Financial Statements, the Company and its Subsidiaries have not
(i) incurred any Indebtedness, (ii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business, (iii) declared or made any payment or distribution of any kind to any holders of its Equity Interests or purchased, redeemed, or otherwise retired any Equity Interests, (iv) granted or permitted any material Liens to attach to any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable, (v) sold or transferred any of its tangible assets, except in the ordinary course of business, (vi) canceled any material debts or claims, (vii) sold or transferred any Intellectual Property Rights, or disclosed any material proprietary confidential information to any Person, (viii) made capital expenditures or commitments therefor which are not in the ordinary course of business, (ix) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons, (x) made any material charitable contributions or pledges, (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance, (xi) entered into any other material transaction other than in the ordinary course of business; or (xii) made any bribes, kickback payments or other illegal payments.

         SECTION 2.9 ASSETS. Except as set forth on SCHEDULE 3.11, the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises, or reflected on the Latest Financial Statements or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Financial Statements and except for current property taxes not yet due and payable. The Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all material tangible assets necessary for the conduct of its respective business as presently conducted and as presently proposed to be conducted.

         SECTION 2.10 TAX MATTERS.

                (a) The Company and each Subsidiary have filed all material tax returns which they are required to file under, and such filings have been in compliance with, applicable laws and regulations. The Company and each Subsidiary have paid all taxes due and owing by them and has withheld and paid over to the appropriate taxing authority all taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. No tax audits, notices related thereto, or administrative or judicial proceedings related to taxes are pending or being conducted with respect to the Company or any Subsidiary, nor has information related to tax matters been requested by any taxing authority, nor are there material unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. Adequate accruals for taxes have been reflected on the Company's financial statements furnished to the Purchaser.

                (c) Neither the Company nor any Subsidiary has made an election under Section 341 (f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary has been nor is currently a member of an Affiliated Group except an Affiliated Group in which the Company is the parent. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary or is a party to any tax sharing agreement.

         SECTION 2.11 CONTRACTS AND COMMITMENTS. All of the material contracts, agreements and instruments to which the Company and its Subsidiaries are parties are valid, binding and enforceable against the Company or the Subsidiary that is the party thereto in accordance with their respective terms except as such enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditor's rights generally and except as may be subject to general principles of equity. The Company and each Subsidiary have performed all material obligations required to be performed by them under such contracts, agreements and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any Subsidiary under any such contract, agreement or instrument.

         SECTION 2.12 INTELLECTUAL PROPERTY RIGHTS. The Company or its Subsidiaries own all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, none of which are subject to threatened or reasonably foreseeable loss which would reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, or to Liens. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect such Intellectual Property Rights. SCHEDULE 2.12 sets forth all patents, trademarks, and copyrights (whether issued, registered, or for which application has been made) and all licenses and other agreements related to Intellectual Property held by and material to the business of the Company.

         SECTION 2.13 LITIGATION, ETC. There are no actions, suits, proceedings, arbitrations, orders, investigations or claims pending or, to the Company's knowledge, threatened in writing against or affecting the Company or any Subsidiary which if adversely determined would have a material adverse effect on the Company and its Subsidiaries taken as a whole. Neither the

Company nor any Subsidiary is subject to any material judgment, order or decree of any court or other governmental agency.

         SECTION 2.14 INSURANCE. Neither the Company nor any Subsidiary is in material default with respect to its obligations under any insurance policy maintained by it, and neither has been denied insurance coverage in the past five years. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. The Company and its Subsidiaries do not have any self-insurance or co-insurance programs.

         SECTION 2.15 EMPLOYEES. The Company is not aware that any executive or key employee of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company is not aware that it or any Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

         SECTION 2.16 ERISA. All pension, retirement and deferred compensation plans sponsored and maintained by the Company and its Subsidiaries (the "Plans") and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA and other applicable laws. Neither the Company nor its Subsidiaries, nor to the best of its knowledge any trustee or administrator of any Plan, has engaged in any transaction with respect to the Plans which could subject the Company, its Subsidiaries, or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by
Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company or any Subsidiary to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

         SECTION 2.17 COMPLIANCE WITH LAWS. The Company and its Subsidiaries have not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received written notice of any such violation. Except for any liabilities fully covered by insurance, neither the Company or any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing the Company and its Subsidiaries have obtained all material permits, licenses and authorizations required under, and has complied in all material respects with, all Environmental Laws.

         SECTION 2.18 SMALL BUSINESS MATTERS. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652, and Form 1031 delivered on the Closing Date is accurate and complete and in all material respects. Copies of such forms shall have been completed and executed by the Company and delivered to the Purchaser at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Securities. The Company shall use the proceeds of the sale of the Securities only for the purposes disclosed in its written application to the Purchaser. The Company and its Subsidiaries shall not engage in any activities for which a Small Business Investment Company (as defined under the SBIC Regulations) is prohibited from providing funds by the SBIC Regulations.

         SECTION 2.19 AFFILIATED TRANSACTIONS. Except as set forth in SCHEDULE 2.19, no officer, director, employee, or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

         SECTION 2.20 INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" as defined under the Investment Company Act of 1940.

         SECTION 2.21 MARGIN SECURITIES. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of, or, buying or carrying "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board.

         SECTION 2.22 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments or certificates required to be delivered with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact (other than general economic conditions) which the Company has not disclosed to the Purchaser in writing and which, to the Company's knowledge, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                                   ARTICLE 3
                              COVENANTS OF COMPANY

         SECTION 3.1 Financial Statements and Other Information. The Company shall deliver to the Purchaser:

                (a) as soon as available but in any event within sixty (60) days after the end of each fiscal quarter of the Company, unaudited consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries for such quarterly period, prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, accompanied by a certificate of the Company's Chief Financial Officer containing a calculation of Cash Flow Coverage and certifying the completeness and correctness of such financial statements and that there exists no Default or Event of Default;

                (b) as soon as available but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) an opinion of an independent accounting firm acceptable to Purchaser unqualified as to internal controls or going concern issues, (ii) consolidating schedules showing contribution margin,
(iii) a certificate from such accounting firm, stating that in the course of its examination in connection with its audit nothing came to its attention that caused it to believe that there was an existing Default or Event of Default and
(iv) a copy of such firm's management letter, if any;

                (c) promptly upon receipt thereof, any management letters given to the Company by its independent accountants;

                (d) promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any Default or Event of Default, an Officers' Certificate specifying the details thereof and what actions the Company has taken and proposes to take with respect thereto;

                (e) within ten (10) days, copies of all press releases as well as general written communications which the Company sends to its holders of Equity Interests, the SEC, or any securities exchange; and

                (f) copies of all annual budgets submitted to the Company's Board of Directors;

                (g) with reasonable promptness, such other information concerning the Company and its Subsidiaries as the Purchaser may reasonably request.

         SECTION 3.2 INSPECTION RIGHTS. The Company shall permit, and shall cause its Subsidiaries to permit, any representatives designated by the Purchaser, upon reasonable notice and at such times as the Purchaser may reasonably request, to (a) visit and inspect any of their properties and assets,
(b) examine their corporate and financial records and make copies thereof or extracts therefrom and (c) discuss their affairs, finances and accounts with their directors, officers and key employees. The Company consents to its independent accountants participating in discussions with such Persons. The Purchaser shall take all reasonable and appropriate actions to preserve the confidentiality of all proprietary information of the Company made available to the Purchaser hereunder, and shall not disclose the same except to its attorneys, accountants, advisors, consultants, investors, regulators, and agents who have assumed the same obligations of confidentiality provided that after prior written notice to the Company the Purchaser may disclose any such information as required by law or judicial or governmental entity.

         SECTION 3.3 MAINTENANCE OF PROPERTIES, ETC.

                (a) The Company shall, and shall cause each of its Subsidiaries to:

                    (i) maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and

                    (ii) discharge when payable all material taxes, assessments and governmental charges imposed upon it or its properties (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles) have been established on its books with respect thereto.

                (b) The Company shall use its best efforts, and shall cause each of its Subsidiaries to use its best efforts, to:

                    (iii) maintain its properties and assets in good working order and condition and make all necessary renewals, replacements, additions, and improvements thereto;

                    (iv) keep true books of records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

                    (v) comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries;

                    (vi) keep in full force and effect all franchises, licenses, and permits material to the operation of the business of the Company and its Subsidiaries; and

                    (vii) remain free from judgments or the like which are not fully covered by insurance.

         SECTION 3.4 CURRENT PUBLIC INFORMATION. The Company shall file all reports, if any, required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell Restricted Securities pursuant to (a) Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (ii) a registration statement on an applicable form adopted by the SEC. Upon request, the Company shall deliver to Purchaser details of such compliance.

         SECTION 3.5 SBIC REGULATORY PROVISIONS.

                (a) Within seventy-five (75) days after the Closing Date and thereafter at the time that the Company delivers its quarterly financial statements to the Purchaser pursuant to Section 3.1 (a) until all of the proceeds from the Financing provided hereunder have been used by the Company, the Company shall deliver to the Purchaser an Officers' Certificate describing-in reasonable detail the use of the proceeds of the Financing hereunder by the Company. In addition to any other rights granted hereunder, upon reasonable notice from Purchaser the

Company shall permit the Purchaser and the SBA access to the Company's records for the purpose of verifying the use of such proceeds.

                (b) Upon the occurrence of an SBIC Regulatory Violation or in the event that the Purchaser determines in its reasonable good faith judgment that a SBIC Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of the Securities and any Equity Interests issuable pursuant thereto, the Purchaser shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of the Securities and all Equity Interests issuable pursuant thereto at a price equal to the aggregate unpaid principal amount of the Note together with any accrued and unpaid interest thereon and any premium due thereon, plus all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for all such securities by a cashier's or certified check or by wire transfer of immediately available funds to the Purchaser within thirty (30) days after the Company's receipt of the demand notice, and upon such payment, the Purchaser shall deliver the instruments and certificates evidencing the securities to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

                (c) The Company shall use the proceeds of the Financing provided hereunder solely for new store openings, marketing, growth initiatives, working capital, and other purposes complying with the SBA Regulations, consistent with representations and warranties made by the Company to the Purchaser hereunder.

         SECTION 3.6 REGULATORY COMPLIANCE COOPERATION. In the event that the Purchaser determines that it has a Regulatory Problem, the Company shall take all such actions as are reasonably requested by the Purchaser in order to effectuate and facilitate any transfer by the Purchaser of any securities of the Company then held by the Purchaser to any Person designated by the Purchaser to alleviate such Regulatory Problem.

         SECTION 3.7 CERTAIN SUBSIDIARY RESTRICTIONS. The Company will cause all present and future Subsidiaries to deliver to the Company a Guaranty of the Company's obligations related to the Note in the form attached to this Agreement as EXHIBIT D. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or allow to exist any encumbrance or restriction on the ability of (a) the Company to perform the provisions of the Transaction Documents or (b) any Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Company or any of the Subsidiaries or pay any Indebtedness owed to the Company or any of the Subsidiaries, (ii) make loans or advances to the Company or any of the Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries except for encumbrances or restrictions existing under or by reason of (A) this Agreement, (B) applicable law, or (C) by reason of customary non-assignment provisions in leases entered into and purchase money obligations for property acquired in the ordinary course of business and consistent with past practices.

         SECTION 3.8 RESTRICTION ON PAYMENT OF DIVIDENDS AND STOCK REPURCHASES. As long as the Note is outstanding, the Company shall not, and shall not permit any Subsidiary except in favor of the Company to, directly or indirectly make Distributions except as required by the Transaction Documents or with the prior written consent of the Purchaser.

         The Purchaser hereby consents to (a) payment of dividends on the Preferred Stock according to its terms provided that the Company both remains in compliance with Section 3.22 after giving effect to such payment, (b) mandatory redemption of the Preferred Stock in the event that the Note has been paid or prepaid in full or the Purchaser has converted the Note in full to common stock, and (c) mandatory redemption of the Preferred Stock in the event that the Company both (i) remains in compliance with Section 3.22 after giving effect to such redemption and (ii) has raised, through the sale of common stock or Junior Subordinated Indebtedness convertible into common stock of the Company, at least two (2) times the amount to be paid in connection with such mandatory redemption within the twelve (12) month period immediately prior to the effective date of such redemption.

         SECTION 3.9 RESTRICTION ON TRANSFER WITH AFFILIATES. So long as the
Note is outstanding, the Company will not, nor permit any Subsidiary to, directly or indirectly, (a) enter into or permit to exist any transaction, including, without limitation, the purchase, sale, lease or exchange of any property, or the rendering of any service, with any Affiliate, officer, or director of the Company, or any Affiliate of any of them, on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from Persons who are not Affiliates on an arms length basis or (b) purchase Equity Interests of any Affiliate. The restrictions contained in this Section 3.9 shall not apply to transactions with or between Subsidiaries wholly owned by the Company to the extent otherwise permitted by this Agreement.

         SECTION 3.10 INCURRENCE OF INDEBTEDNESS So long as the Note is outstanding, the Company will not, nor permit any of its Subsidiaries to, directly or indirectly, incur, issue, purchase, assume, guarantee or become liable with respect to, contingently or otherwise, or extend the maturity of, any Indebtedness except for: (a) purchase money Indebtedness secured by Liens on assets used in the ordinary course of business by them, the value of which at least equals the outstanding principal amount of such Indebtedness, (b) endorsements of negotiable instruments for deposit or collection in the ordinary course of business, (c) Indebtedness described in SCHEDULE 3.10 ATTACHED HERETO,
(d) Senior Indebtedness, (e) Junior Subordinated Indebtedness convertible into common stock of the Company, (f) seller indebtedness in connection with acquisitions provided that such indebtedness is subordinated to all Company obligations to Purchaser in form satisfactory to the Purchaser, and (g) Indebtedness to which the Purchaser agrees in writing.

         SECTION 3.11 LIENS AND ENCUMBRANCES. So long as the Note is outstanding, the Company will not, nor permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property or assets of any character whether owned now or hereafter other than: (a) Liens described in
SCHEDULE 3.11 attached hereto, (b) purchase money Liens securing purchase money Indebtedness permitted by Section 3.10 of this Agreement, and (c) Liens to which the Purchaser agrees in writing.

         SECTION 3.12 DISPOSITION OF PROPERTY. So long as the Note is outstanding, the Company shall not, nor permit any of its Subsidiaries to, directly or indirectly, sell, transfer or dispose of any of their respective properties or assets (or any interest therein) except for: (a) sales of inventory in the ordinary course of business, (b) dispositions of obsolete or other assets no longer used or useful, (c) transfers of assets that do not constitute a material portion of the assets of the

Company or any Subsidiary for a fair consideration, and (d) transfers of assets among the Company and wholly-owned Subsidiaries.

         SECTION 3.13 LOANS. So long as the Note is outstanding, the Company shall not, nor permit any of its Subsidiaries to, make or permit to be outstanding loans or advances, to any Person, except: (a) loans or advances in nature of deposits or prepayments to subcontractors, suppliers and others in the ordinary course of business, (b) loans or advances to employees not exceeding $100,000 in the aggregate at any one time outstanding, and (c) loans or advances among the Company and its Subsidiaries.

         SECTION 3.14 INVESTMENTS. So long as the Note is outstanding, the Company shall not, nor permit any of its Subsidiaries to, purchase, acquire or own or make any Investment, except: (a) short term direct obligations of the United States of America or agencies thereof, in each case with maturity of less than one year, (b) short term certificates of deposit of or other time deposits with banks, (c) corporate bonds with a Moody's or Standard & Poor's investment grade rating, (d) municipal bonds, and (e) no more than twenty percent (20%) of Investments in high grade, large cap equities.

         SECTION 3.15 NEW BUSINESS, ACQUISITIONS. So long as the Note is outstanding and except as contemplated by its e-commerce strategy as contemplated by its Private Placement Memorandum dated May 12, 2000, a copy of which has been provided to the Purchaser prior to the date of this Agreement, the Company will not, nor permit any of its Subsidiaries to,: (a) substantially change the nature of the businesses in which they are engaged, or (b) purchase or lease any asset or properties outside of the ordinary course of business if such assets or properties would constitute a material part of the assets or properties of the Company or any such Subsidiary.

         SECTION 3.16 MERGER, CHANGE OF CONTROL, ETC. So long as the Note is outstanding, the Company shall not:

                (a) consolidate with or merge into, or transfer all or substantially all of its assets in one or more related transactions, to, any Person, or

                (b) permit any change in forty percent (40%) or more of the Controlling Equity Interests of the Company.

         SECTION 3.17 LIQUIDATION. The Company shall not terminate its existence, wind up, liquidate its affairs or dissolve.

         SECTION 3.18 MATERIAL AGREEMENTS.

                (a) The Company shall, and shall cause its Subsidiaries to, perform and comply with all material obligations and agreements including without limitation obligations under the Transaction Documents.

                (b) The Company shall not modify or extend the terms of any Indebtedness other than the Senior Indebtedness in any material respect from those in effect on the date hereof, including without limitation change the maturity, increase the amount outstanding, change the interest rate, or grant additional security therefor. The Company shall not modify or extend the terms of the Senior Indebtedness in any manner that would cause it to no longer constitute Senior Indebtedness.

         SECTION 3.19 CORPORATE DOCUMENTS/EQUITY INTERESTS. So long as the Note is outstanding, the Company shall not, nor permit any of its Subsidiaries to, amend or modify permit to be amended or modified their respective charters or By-Laws from the forms thereof in effect on the Closing Date, except for changes which do not adversely affect the rights of the Purchaser.

         The Company shall not create, sell, or issue additional Equity Interests without the prior written consent of the Purchaser. The Purchaser, subject to compliance with Section 1.5 hereof, hereby consents to (i) creation, issuance, and sale of Junior Subordinated Indebtedness convertible into common stock of the Company so long as after giving effect thereto the Company remains in compliance with Section 3.22 of this Agreement, (ii) grants of stock options under the Company Stock Option Plan as in effect on the date of this Agreement, and as it may be amended to add options for up to an additional 250,000 shares of the Company, (iii) grants or stock options or warrants to Pittsford Capital Group or its Affiliates covering a maximum of 200,000 shares (including 50,000 shares already covered by existing warrants) of the common stock of the Company, and (iv) creation, issuance, and sale of common stock of the Company.

         SECTION 3.20 PROHIBITED USE OF PROCEEDS. The Company shall not, nor permit any of its Subsidiaries to, use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U, or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

         SECTION 3.21 INVESTMENT COMPANY ACT. The Company will not, nor permit any of its Subsidiaries to, register as, or conduct its business or take any action which shall cause any of them to become or be deemed to be, an investment company as defined under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

         SECTION 3.22 CASH FLOW. The Company shall maintain Cash Flow Coverage of not less than 1.0 to 1.0 for the immediately preceding twelve (12) month period, measured as of the end of each fiscal year of the Company as shown on the financial statements provided to the Purchaser by the Company pursuant to
Section 3.1 of this Agreement.

         SECTION 3.23 OBSERVER STATUS. At the request of the Purchaser, the Company will allow representatives designated by the Purchaser to attend all meetings of its Board of Directors as observers only, and will provide to the Purchaser copies of all materials and information provided to the members of its Board of Directors.

                                    ARTICLE 4
                       TRANSFER OF RESTRICTED SECURITIES

         SECTION 4.1 AUTHORIZATION. The execution, delivery, and performance of the Transaction Documents executed by the Purchaser have been duly authorized by the Purchaser.

Each of the Transaction Documents executed by the Purchaser constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The execution and delivery by the Purchaser of the Transaction Documents, and the compliance with the respective terms thereof by the Purchaser, does not
(a) conflict with or result in a violation of, (b) constitute a default under,
(c) require any authorization, consent, approval, exemption, or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, the partnership agreements and other organizational documents of the Purchaser, any law, statute, rule, or regulation to which the Purchaser is subject or any material agreement, instrument, order, judgment, or decree to which the Purchaser is subject.

         SECTION 4.2 DISCLOSURE. The Securities are being acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act or the securities laws of any other state applicable to the Purchaser. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4 (2) thereof, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent expressed herein, that the Company has no present intention of registering the Securities, and that the Securities must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

         SECTION 4.3 ACCESS TO INFORMATION. During the negotiation of the transactions contemplated herein, the Purchaser and its representatives have been afforded full and free access to corporate books, documents, and other information concerning the Company and to is offices and facilities, have been afforded an opportunity to ask such questions of the Company and its officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

         SECTION 4.4 DUE DILIGENCE. The Purchaser and its representatives have been solely responsible for the Purchaser's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Purchaser has acted solely in its own interest, and neither the Purchaser (nor any of such Purchaser's agents or employees) has acted as an agent of the Company. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and of protecting Purchaser's interests in connection therewith. Nothing in this Section, however, shall affect the Company's obligations to Purchaser under the representations and warranties contained in Article 2 hereof.

         SECTION 4.5 ECONOMIC RISK. The Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment in the Securities.

         SECTION 4.6 RESTRICTIONS ON TRANSFERS.

                (a) Restricted Securities are transferable only pursuant to
(i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available, (iii) upon satisfaction of the conditions specified in Section 4.8 or
(iv) any other legally available means of transfer.

                (b) No holder of Restricted Securities shall directly or indirectly transfer any Restricted Securities to any direct competitor (including without limitation, any Person who Controls or is Controlled by any direct competitor) of the Company, unless the Company is issuing Equity Interests to, or Shareholder has also transferred or is transferring Equity Interests to, such competitor unless the holder has first complied with Section 4.6(c) of this Agreement.

                (c) If the holder proposes to transfer all or part of the Restricted Securities in a transfer that could involve a transfer limited by
Section 4.6(b), the holder shall deliver a written notice ("Transfer Notice") to the Company. The Transfer Notice shall describe the Restricted Securities proposed to be transferred (the "Offered Shares") and the proposed price per share. The Company may elect to purchase all, but not less than all, of the Offered Shares at the price described in the Transfer Notice. If the Company elects to purchase all of the Offered Shares, the Company shall give the holder written notice of such election no later than twenty-one (21) days after delivery of the Transfer Notice. If an election to purchase all of the Offered Shares has been made, the Offered Shares shall be transferred to the Company at the price stated in the Transfer Notice no later than fourteen (14) days after notice of the election to purchase has been given. If the Company has not elected to purchase all of the Offered Shares, the holder may conclude a Transfer at the price per share stated in the Transfer Notice, or at a higher price per share, at any time within a one hundred twenty (120) day period after expiration of such election periods provided that the transferee has agreed in writing to be bound by the terms of this Section 4 as if it was an original signatory to this Agreement.

         SECTION 4.7 LEGEND. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note Purchase Agreement, dated as of June 22, 2000, as amended and modified from time to time, between the issuer (the "Company") and certain investors, as amended and modified from time to time. A copy of such Agreement will be furnished by the Company to the holder hereof upon written request and without charge."

         SECTION 4.8 OPINION DELIVERY. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4.6(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.7. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Article 4.

         SECTION 4.9 RULE 144A. Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the SEC.

         SECTION 4.10 LEGEND REMOVAL. If any Restricted Securities are sold pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 4.7 from the certificates for such Restricted Securities.

                                   ARTICLE 5
                             ARTICLE 5 SUBORDINATION

         SECTION 5.1 SUBORDINATION. The Company and the Purchaser agree for the benefit of the holders of the Senior Indebtedness that the Subordinated Indebtedness is junior and shall be subordinated in all respects to all Senior Indebtedness as provided for in this Purchase Agreement.

         Notwithstanding, however, the foregoing or anything to the contrary contained elsewhere in this Article 5, the cash value and proceeds of any life insurance assigned to Purchaser may be retained by Purchaser and applied to repay any obligations of the Company to Purchaser and shall not be subject to the standstill, subordination, or other provisions contained in this Article 5.

         SECTION 5.2 PAYMENT TO PURCHASER. Except as provided in this Article 5, Company will not make and Purchaser will not accept, at any time while any Senior Indebtedness is owing (a) any payment upon any Subordinated Indebtedness, or (b) any advance, transfer or assignment of assets to Purchaser in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness. Notwithstanding the foregoing, the Company may make regularly scheduled cash payments of principal and interest to Purchaser as required under the Note; provided, no direct or indirect payment by or on behalf of the Company of principal or interest on the Subordinated Indebtedness, whether pursuant to the terms of the Note, upon acceleration or otherwise, shall be made if at the time of such payment there exists an Event of Default under the Senior Indebtedness and such default shall not have been cured by the

Company or waived by Senior Creditor in writing, and further provided, exercise of conversion rights under the Note shall be allowed at any time. Upon the occurrence of such cure or waiver, payment of scheduled principal and interest on the Note shall be resumed.

         In the event of any distribution, division, or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Company's assets, or the proceeds of Company's assets, in whatever form, to creditors of Company or upon any indebtedness of Company, whether by reason of liquidation, dissolution or other winding-up of Company, or by reasons or any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization, or readjustment of Company or Company's properties, then and in such event, (a) the Senior Indebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (b) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Senior Creditor for application in payment of the amounts then due on the Senior Indebtedness until the Senior Indebtedness shall have been paid in full.

         The Senior Creditor is hereby authorized to file an appropriate claim for and on behalf of the Purchaser on account of the Subordinated Indebtedness if Purchaser does not file, and there is not otherwise filed on behalf of the Purchaser, a proper claim or proof of claim in the form required in any dissolution, liquidation or reorganization proceeding prior to 30 days before the expiration of the time to file such claim or claims. In connection with such authorization, the Purchaser hereby irrevocably authorizes, empowers, and appoints the Senior Creditor the Purchaser's agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Indebtedness.

         Should any payment, distribution, security, or proceeds thereof be received by Purchaser at any time on the Subordinated Indebtedness contrary to the terms of this Purchase Agreement, Purchaser immediately will deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Purchaser where necessary), for application on or to secure the Senior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by Purchaser as property of Senior Creditor. In the event Purchaser fails to make anysuch endorsements or assignment, Senior Creditor, or any of its officers on behalf of Senior Creditor, is hereby irrevocably authorized by Purchaser to make the same.

         SECTION 5.3 LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insOlvency, receivership or similar proceeding relating to the Company or its property or in any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Company:

                (a) Senior Creditor shall be entitled to receive payment in full of all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable agreements governing the Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before Purchaser shall be entitled to receive any payment of any Subordinated Indebtedness with respect to the Note; and

                (b) until all Senior Indebtedness (as provided in subsection
(a) above) is paid in full, any distribution to which Purchaser would be entitled but for this Section 5.3 shall be made to the Senior Creditor.

         SECTION 5.4 PURCHASER NOTE. Purchaser agrees not to sell, assign, pledge or otherwise transfer the Note except subject to all the terms and conditions of this Article 5. The Note evidencing the Subordinated Indebtedness shall bear the following legend or a legend substantially similar thereto:

          "THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS CONTAINED IN THE PURCHASE AGREEMENT."

         SECTION 5.5 CREDITOR REPRESENTATION AND WARRANTIES. Purchaser represents and warrants to Senior Creditor that:

                (a) no representations or agreements of any kind have been made to Purchaser which would limit or qualify in any way the terms of this Article 5,

                (b) Senior Creditor has made no representation to the Purchaser as to the creditworthiness of Company; and

                (c) Purchaser has established adequate means of obtaining from Company on a continuing basis information regarding Company's financial condition. Purchaser agrees that Senior Creditor shall have no obligation to disclose to Purchaser information or material acquired by Senior Creditor in the course of their relationships with Company.

         SECTION 5.6 STANDSTILL PERIOD. Prior to the Purchaser notifying the Senior Creditor that an event of default has occurred with respect to the Subordinated Indebtedness, and continuing during the Standstill Period, the Purchaser shall have no authority to enforce the Subordinated Indebtedness by legal proceedings or otherwise, or in any manner interfere with the Liens held by Senior Creditor until all of the Senior Indebtedness paid in full. The term "Standstill Period' shall mean one hundred twenty (120) days following the date on which the Purchaser has notified the Senior Creditor that an Event of Default has occurred under the Note, unless on or before the expiration of the Standstill Period the Senior Creditor is diligently pursuing its rights and remedies with respect to any Liens held by the Senior Creditor, in which case the Standstill Period shall continue for an additional sixty (60) days. If, during the Standstill Period, the Events of Default under the Note are cured by the Company or waived by the Purchaser, the Standstill Period shall cease running, and a new Standstill Period shall commence running when the Senior Creditor receives notice from the Purchaser of the occurrence of an Event of Default with respect the Subordinated Indebtedness. The Standstill Period shall be tolled during any period of time that there is in effect an automatic stay under the Bankruptcy Code or an injunction or restraining order issued by a court prohibiting the Senior Creditor from exercising its remedies, until a court of competent jurisdiction has lifted such stay, injunction, or restraint. During the Standstill Period, the Purchaser shall not take any action to exercise its rights and remedies with respect to the Subordinated Indebtedness. Nothing in this Agreement shall restrict or prohibit the Purchaser from taking any action to declare the Company in default of its obligations to the Purchaser, sending notice of any Event of Default under the Note, and/or exercising its conversion rights under the Note.

         SECTION 5.7 PURCHASER'S WAIVERS. Purchaser waives any right to require Senior Creditor:

                (a) to make, extend, renew, or modify any loan to Company or to grant any other financial accommodations to Company whatsoever;

                (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Senior Indebtedness or of any nonpayment related to any Liens, or notice of any action or nonaction or the part of Company, Senior Creditor, any surety, endorser, or other guarantor in connection with the Senior Indebtedness, or in connection with the creation of new or additional Senior Indebtedness;

                (c) to resort for payment or to proceed directly or at once against any Person, including Company;

                (d) to proceed directly against or exhaust any Lien held by Senior Creditor from Company, any other guarantor, or any other Person;

                (e) to pursue any other remedy within Senior Creditor's power;
or

                (f) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

         SECTION 5.8 SENIOR CREDITOR'S RIGHTS. Purchaser may take or omit any and all actions with respect to the Senior Indebtedness or any Liens for the Senior Indebtedness without affecting whatsoever any of Senior Creditor's rights under this Article 5. In particular, without limitation, Senior Creditor may, without notice of any kind to Purchaser:

                (a) make or cause the Senior Creditor to make one or more additional loans to Company provided that only the amount of such loans which constitutes Senior Indebtedness shall have the benefit of this Article 5;

                (b) repeatedly alter, amend, modify, or otherwise change any borrowing base and/or fees, or any part thereof, applicable under the agreements related to the Senior Indebtedness, including increases and decreases of the advance rates, reserves, and fees applicable thereunder;

                (c) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Senior Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Senior Indebtedness; extensions may be repeated and may be for longer than the original loan term;

                (d) Take and hold Liens for the payment of the Senior Indebtedness, and exchange, enforce, waive, and release any such Liens, with or without the substitution of new collateral;

                (e) release, substitute, agree not to sue, or deal with any one or. more of Company's sureties, endorsers, or guarantors on any terms or manner Senior Creditor chooses;

                (f) determine how, when and what application of payments and credits shall be made on the Senior Indebtedness;

                (g) apply such security and direct the order or manner of sale thereof, as Senior Creditor in its discretion may determine; and

                (h) assign the rights given under this Article 5 in whole or in part in connection with an assignment in whole or in part of the Senior Indebtedness.

         SECTION 5.9 PURCHASER'S NOTICE OF DEFAULT. Purchaser agrees to give the Senior Creditor copies of any written notices given to the Company of the occurrence of any Event of Default under the Note, concurrently with, or as soon as practicable after, the giving of such notice to the Company.

         SECTION 5.10 MARSHALING. Senior Creditor may foreclose on its Liens in any manner which it, in its sole discretion, chooses even though a higher price might have been realized if the Senior Creditor had proceeded to foreclose on its Liens in another manner. Without in any manner limiting the foregoing, the Purchaser agrees that Senior Creditor may exercise its remedies against the property in which they hold Liens in any order that the Senior Creditor, in its sole discretion, chooses; and Purchaser confirms that the Senior Creditor shall in no manner be required to marshal its claims against one or more properties in which it holds a Lien.

         SECTION 5.11 MODIFICATION OF SUBORDINATED INDEBTEDNESS. Purchaser and Company waive any right to modify or amend the terms of the payment of interest or the repayment of principal to either increase the interest rate or shorten the amortization period of principal payments with respect to the Subordinated Indebtedness during the term of this Agreement absent the prior written consent of Senior Creditor.

         SECTION 5.12 DEFAULT BY COMPANY. If Company becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. In the event of a corporate reorganization or corporate arrangement of Company under the provisions of the Bankruptcy Code, as amended, this Agreement shall remain in full force and effect and the court having jurisdiction over the reorganization or arrangement is hereby authorized to preserve such priority and subordination in approving any such plan or reorganization or arrangement. Any payment default under the terms of the Subordinated Indebtedness or any other Event of Default under this Purchase Agreement which could result in an acceleration of the Subordinated Indebtedness also shall be a default under the terms of the Senior Indebtedness. The Purchaser shall give the Senior Creditor notice of the occurrence of any such default and/or acceleration of the Subordinated Indebtedness at such time as it gives such notice to the Company.

         SECTION 5.13 SUBROGATION. After all Senior Indebtedness is irrevocably paid in full and until the Subordinated Indebtedness is paid in full, Purchaser shall be subrogated to the rights of the Senior Creditor to receive distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to Purchaser have been applied to the payment of the Senior Indebtedness. A distribution made under this Agreement to the Senior Creditor on account of the Senior Indebtedness which otherwise would have been made to Purchaser is not, as between the Purchaser and the Company, a payment by the Company on the Subordinated Indebtedness. After payment in full of the Senior Indebtedness, Purchaser shall be entitled to receive from the Senior Creditor any payments or distributions received by Senior Creditor in excess of the amounts sufficient to pay all Senior Indebtedness in full.

         SECTION 5.14 OBLIGATIONS OF COMPANY UNCONDITIONAL. Subject to the subordination provisions of this Agreement, nothing contained in this Agreement is intended to or shall impair, as between Company and the Purchaser, the obligations of Company, which are absolute and unconditional, to pay to the Purchaser the principal and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of Company other than the Senior Creditor.

         SECTION 5.15 NOTICE TO PURCHASER AND SENIOR CREDITOR BY COMPANY. Company shall give prompt written notice to the Senior Creditor and Purchaser of any fact known to Company which would prohibit the making of any payment in respect of the Subordinated Indebtedness, but failure to give such notice shall not affect the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided in this Agreement. Notwithstanding the provisions of this Agreement, the Purchaser shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment in respect of the Subordinated Indebtedness, unless and until the Purchaser shall have received written notice thereof from the Company or the Senior Creditor, and, prior to the receipt of any such written notice the Purchaser shall be entitled in all respects to assume no such facts exist and to retain payments received prior to such notice.

         SECTION 5.16 FINANCIAL ACCOMMODATION. No provision contained in this Agreement shall be construed:

                (a) as requiring Senior Creditor to grant to Company or to Purchaser any financial assistance or other accommodations; or

                (b) as limiting or precluding Senior Creditor from the exercise of Senior Creditor's own judgment and discretion about amounts and times of payment in making loans or extending accommodations to Company.

         SECTION 5.17 RANKING OF SECURITIES. The Indebtedness evidenced by the Note shall rank senior to all Indebtedness evidenced by securities of the Company issued by the Company after the date of this Agreement, any other evidence of Indebtedness of the Company except as expressly provided for in
Section 5.1, and the Equity Interests of the Company.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.1 EVENTS OF DEFAULT. An "Event of Default" occurs if

                (a) Any representation or warranty made by or on behalf of the Company, any Subsidiary, or any of their officers in any of the Transaction Documents is false, inaccurate, or misleading in any material respect on the date as of which made or deemed made;

                (b) The Company fails to pay any obligation under the Transaction Documents within ten (10) days after such amount becomes due thereunder, whether or not such payment is prohibited by Article 5;

                (c) The Company fails to, or to cause any Subsidiary to, comply with or perform any of its covenants or agreements contained in Sections 3.1, 3.2, 3.3(a)(i)-(ii), 33(c), 3.3(g), 3.5, 3.6, 3.7, 3.8, 3.16, 3.17, 3.18(b),
3.20, 3.22, 3.23, or Article 4;

                (d) The Company fails to, or to cause any Subsidiary to, comply with or perform any of its covenants or agreements contained in the Transaction Documents (other than as covered by Section 6.1 (b) or (c)) within ten days after Purchaser gives Company notice of such failure;

                (e) The Company or any Subsidiary (other than a Subsidiary formed solely to hold real estate interests or leases, to which the Company has not transferred material assets except those necessary in the ordinary course to pay rent and the like, and whose obligations are not guaranteed by the Company) defaults with respect to any Indebtedness (other than under the Transaction Documents) if the effect of such default is to cause or permit the acceleration of such Indebtedness prior to its expressed maturity;

                (f) A final judgment of $100,000 or more is entered by a court of competent jurisdiction against the Company or any Subsidiary (other than a Subsidiary formed solely to hold real estate interests or leases, to which the Company has not transferred material assets except those necessary in the ordinary course to pay rent and the like, and whose obligations are not guaranteed by the Company) that is not fully covered by insurance or discharged within thirty (30) days unless such judgment is being appealed and a stay of execution has been granted pending resolution of such appeal;

                (g) The Company, or any Subsidiary (other than a Subsidiary formed solely to hold real estate interests or leases, to which the Company has not transferred material assets except those necessary in the ordinary course to pay rent and the like, and whose obligations are not guaranteed by the Company) commences or has commenced against it a case under any bankruptcy law or other provision for the relief of debtors, makes a general assignment for the benefit of its creditors; or generally is unable to pay its debts as the same become due; or

                (h) a custodian, receiver, trustee, liquidator, or the like is appointed for the Company or any Subsidiary (other than a Subsidiary formed solely to hold real estate interests or leases, to which the Company has not transferred material assets except those necessary in the ordinary course to pay rent and the like, and whose obligations are not guaranteed by the Company) or for all or substantially all of their respective property.

         SECTION 6.2 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1 (g) or (h)) occurs, the Purchaser, by written notice to the Company, may declare to be due and payable immediately all Indebtedness of the Company to the Purchaser and all such amounts shall thereupon be immediately due and payable without any presentment, demand or notice of any kind, all of which the Company expressly waives. If any Event of Default specified in Section 6.1 (g) or (h) occurs, all Indebtedness of the Company to the Purchaser shall ipso facto be due and payable immediately without presentment, demand or notice of any kind, all of which the Company expressly waives.

         SECTION 6.3 OTHER REMEDIES. If an Event of Default occurs, the Purchaser may pursue any available remedy by proceeding at law or in equity, to collect the obligations owed to it or to enforce the performance of any provision of the Transaction Documents. No course of conduct or delay or omission by the Purchaser in exercising any right or remedy shall impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default or otherwise prejudice the Purchaser's rights, powers and remedies. No remedy is exclusive of any other remedy and all remedies are cumulative to the extent permitted by law. The Company further agrees to pay the Purchaser all costs and expenses incurred by it (including attorney's fees) in connection with the collection of any Indebtedness of the Company to the Purchaser or, after notice to the Company of its intention to do so, the evaluation and exercise of any rights and remedies in a commercially reasonable manner under the Transaction Documents which are ultimately determined by counsel to be available.

                                   ARTICLE 7
             VARIOUS PURCHASE, SALE, AND SHAREHOLDER RELATED RIGHTS

         SECTION 7.1 COME ALONG RIGHTS. Except for Permitted Family Transfers, transfers not exceeding an aggregate of 100,000 common shares during any three-year period (adjusted proportionally for stock splits, stock combinations, or the like), or transfers made with the written consent of the parties hereto, all transfers of any Equity Interests by the Shareholder (including holders pursuant to Permitted Family Transfers) for cash or a deferred cash payment shall not be made unless the Purchaser is offered. the opportunity to transfer a proportionate share of the Conversion Shares (including Conversion Shares acquired as a result of conversion of the Note in order to take advantage of the rights under this Section 7.1) to the same proposed transferee or transferees on the same terms and conditions (including price) as are offered to the Shareholder for the Shareholder's Equity Interests.

         SECTION 7.2 REGISTRATION RIGHTS. The Purchaser shall receive the registration rights described in the Registration Rights Agreement between the Company and the Purchaser dated on or about the date of this Purchase Agreement.

                                   ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.1 NOTICES; REPORTING DATE. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(i) delivered personally to the recipient, (ii) deposited for delivery to the recipient with a reputable overnight courier service (charges prepaid), (iii) faxed to recipient with a confirmation receipt and followed by deposit on the same day with a reputable overnight courier service, or (iv) ten days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice or communication shall be sent to the respective addresses shown for the parties at the top of this Agreement, or, to such additional or different address as any party designates by notice to the other given in accordance with this Section 8.1.

         SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and neither the knowledge of, nor any investigation by, the Purchaser shall affect the occurrence or existence of a breach of any representation or warranty contained herein.

         SECTION 8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of the Securities or any Conversion Shares or other securities issued in connection therewith are also for the benefit of, and enforceable by, any subsequent holder of the same.

         SECTION 8.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 8.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         SECTION 8.6 HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

         SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 8.8 INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Note hereunder and in addition to all of the

Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners and their respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitee") from and against:

                (a) any and all actions, causes of action, liabilities, suits, claims, losses, costs, penalties, fees, liabilities, damages, and expenses (including among others reasonable attorney's fees) arising out of or incurred in connection with the Transaction Documents and the transactions contemplated thereby, except for any such liabilities arising on account of the particular Indemnitee's gross negligence or willful misconduct, and

                (b) any and all actions, causes of action, liabilities, suits, claims, losses, costs, penalties, fees, liabilities, damages, and expenses including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Purchaser (or any other Person affiliated with the Purchaser or representing or acting for the Purchaser or at the Purchaser's behest, or with a claim on the Purchaser or to whom the Purchaser has liability or responsibility of any sort) related to, resulting from or arising out of (i) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Company's or any Subsidiary's property, (ii) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to any Release or the threat of a Release of any Hazardous Substance on, at or from the Company's or any Subsidiary's property, (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Company's or any Subsidiary's property or the ownership, use, operation, sale, transfer or conveyance thereof, (iv) a violation of any applicable law related to the environment, or (v) noncompliance with any environmental permit, (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 8.9 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Note or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the date first shown above.

                                       MONTANA MILLS BREAD CO., INC.


                                       By:   /s/ Eugene O'Donovan
                                          --------------------------------------

                                       Title:   President
                                             -----------------------------------



                                       CEPHAS CAPITAL PARTNERS, L.P.

                                       By:  Chephas LLC, General Partner

                                            By:  Clint Campbell
                                               ---------------------------------
                                                 Managing Member


For the limited purpose of agreement to Section 7.1:



                                       /s/ Eugene O'Donovan
                                       -----------------------------------------
                                       EUGENE O'DONOVAN

                   LIST OF APPENDIXES, EXHIBITS AND SCHEDULES



          Exhibit A           -        Defined Terms
          Exhibit B           -        Form of Note
          Exhibit C           -        Form of Junior Subordinated Indebtedness
                                       Subordination Agreement





          Schedule 2.2                 Equity Interests
          Schedule 2.3                 Subsidiaries
          Schedule 2.4                 Conflicts and Consents
          Schedule 2.8                 Material Changes
          Schedule 2.12                Intellectual Property
          Schedule 2.19                Affiliated Transactions
          Schedule 3.10                Debt
          Schedule 3.11                Encumbrances

                                    EXHIBIT A
                                    ---------
                                   DEFINITIONS



         "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         "Affiliated Group" means any affiliated group as defined in IRC Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

         "Capitalized Leases" means, with respect to any Person, all obligations of such Person under any agreement to lease, or lease of, any real or personal property that are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

         "Cash Flow Coverage" means, for any fiscal year, EBITDA plus the proceeds from the issuance of Equity Interests or Junior Subordinated Indebtedness during such fiscal year plus cash on hand at the beginning of such fiscal year, divided by interest expense plus principal repaid plus Distributions plus income tax payments applicable to such fiscal year.

         "Control" (including "Controlled' and "Controlling") means ownership of twenty-five percent (25%) or more of the outstanding voting equity interests of any Person (or interests that might have voting power by reason of the happening of any contingency), or ownership of any other interest by reason of which a controlling influence over the affairs of the entity may be exercised.

         "Conversion Shares" means the common shares into which the Note may be converted, as adjusted from time to time in accordance with the terms of the Purchase Agreement.

         "Convertible Securities" means any stock or securities (other than Equity Rights) directly or indirectly convertible into or exchangeable for common stock of the Company.

         "Default" means any event which is, or after notice, or passage of time or both would be, an Event of Default.

         "Distributions" means (i) dividends, payments, or distributions of any kind (including without limitation cash or property) in respect of the Equity Interests of the Company except distributions in the form of such Equity Interests, and (ii) repurchases, redemptions, or acquisitions of Equity Interests in the Company or rights to acquire such Equity Interests.

         "EBITDA" means earnings before interest, taxes, depreciation, amortization, dividends, distributions, and the like.

         "Equity Interest" means capital stock, warrants, options, convertible securities or notes, other rights to acquire capital stock, stock appreciation rights, phantom stock rights, profit participation rights, and other rights and interests in any share of the equity of the Company of any kind.

         "Equity Rights" means warrants, options, other similar rights to acquire common stock.

         "Event of Default" has the meaning given to it in Article 6 of the Note Purchase Agreement.

         "Financing" has the same meaning given to such term in the SBIC Regulations.

         "Fundraising Event" means the closing and funding of any issue of (i) Junior Subordinated Indebtedness convertible into common stock of the Company, or (ii) common stock of the Company, in either case resulting in $2,000,000 in proceeds to the Company.

         "Fundraising Price" means, as the case may be, the price per common share or the debt conversion price per common share issued in connection with a Fundraising Event.

         "Hazardous Substance" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

         "Indebtedness" means (a) all obligations of any Person for borrowed money (including without limitation all indebtedness evidenced by notes, bonds, debentures or other securities sold by such Person for money) or in respect of letters of credit issued for its own account, (b) all obligations incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquiror's usual business), (c) all Capitalized Leases, (d) guarantees by such Person of Indebtedness described in clauses (a),
(b) or (c), and (e) renewals, extensions refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligation or guarantee.

         "Intellectual Property Rights" means all (a) patents, patent applications, patent disclosures and inventions, (b) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(d) mask works and registrations and applications for registration thereof, (e) computer software, data, data bases and documentation thereof, (f) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (g) other intellectual property rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

         "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, or Equity Interests (including partnership and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "IRS" means the United States Internal Revenue Service.

         "Junior Subordinated Indebtedness" means Indebtedness of the Company subordinated to the Subordinated Indebtedness by a Subordination Agreement in substantially the form of EXHIBIT attached hereto.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "Note" means the Note described in Section 1.1 of this Agreement.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two (2) Officers or by an Officer (other than the Secretary) and the Secretary or an Assistant Secretary of the Company.

         "Parent" with respect to a Person, means any Person which owns, directly or through one or more Subsidiaries, shares of stock or other Equity Interests having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or other governing body of such Person or which otherwise Controls such Person.

         "Permitted Family Transfers" means transfers of Equity Interests by the Shareholder to members of their immediate family, or to trusts for the beneficial interest of the Shareholder or members of his immediate family, or to entities or partnerships the sole owners and beneficiaries of which are the Shareholder and members of his immediate family, provided, however, that in each case (i) the Shareholder at all times retains full and unencumbered voting control with respect to such transferred Equity Interests and (ii) the transferred Equity Interests remain subject to the same restrictions and obligations as bind the Shareholder hereunder.

         "Person" means any individual, corporation, partnership, company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of any kind.

         "Preferred Stock" means the Convertible Preferred Stock, Series A, of the Company that is issued and outstanding on the date of the Purchase Agreement as shown on Schedule 2.2 thereto.

         "Public Offering" means any offering by the Company of its capital stock or other Equity Interests to the public pursuant to an effective registration statement under the Securities Act, or any comparable statement under any similar federal statute then in force.

         "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Purchaser believes that there is a substantial risk of such assertion) that the Purchaser and its Affiliates are not entitled to hold, or exercise any significant right with respect to the common stock.

         "Restricted Securities" means (a) the Note, (b) the Conversion Shares, and (c) any securities issued with respect to the securities referred to in clauses (a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such Securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4.3 have been delivered by the Company in accordance with Sections 4.4 or 4.6. Whenever any particular Securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new Securities of like tenor not bearing a Securities Act legend of the character set forth in
Section 4.3.

         "SBA" means the United States Small Business Administration.

         "SBIC Regulations" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

         "SBIC Regulatory Violation" means (a) a diversion of the proceeds of the Financing provided hereunder from the reported use thereof on the use of proceeds statement delivered by the Company on SBA Form 1031 delivered on the Closing Date, if such diversion was effected without obtaining the prior written consent of the Purchaser (which may be withheld in its sole discretion) or (b) a change in the principal business activity of the Company to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" means the Note and Conversion Shares issued under this Agreement.

         "Securities Act" means the Securities Act of 1933, as in effect on the date hereof and as hereafter amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as in effect on the date hereof and as hereafter amended.

         "Senior Indebtedness" means all Indebtedness designated as senior to the Note, provided, however, that the aggregate principal amount outstanding of such Indebtedness may not exceed four times EBITDA for the Company's most recently ended fiscal year as shown on the most recent annual audited financial statements of the Company provided to the Purchaser pursuant to Section 3.1 of this Agreement. Such Senior Indebtedness shall include interest, late charges, and other expenses and charges due or to become due related to such Senior Indebtedness. If Senior Indebtedness constituted Senior Indebtedness at the time it was incurred, the Senior Indebtedness shall remain Senior Indebtedness until paid in full without regard to any subsequent decrease in Borrower's EBITDA.

         "Subordinated Indebtedness" means all Indebtedness evidenced by the Note and any amendments thereto, modifications thereof, or replacements therefor.

         "Subsidiary" means any Person of which at the time of determination made under this Agreement at least a majority of capital stock or other Equity Interests having ordinary voting power for the election of directors or other governing body of such Person is owned or Controlled by the Company directly or through one or more Subsidiaries.

         "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Transaction Documents" means the Note Purchase Agreement, the Note, the Registration Rights Agreement, and all other agreements, instruments, and documents executed or delivered in connection with the transactions contemplated thereby.

                                    EXHIBIT B
                FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                ------------------------------------------------

                    The security represented by this instrument was originally issued on June - , 2000, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note Purchase Agreement, dated as of June 22, 2000, as amended and modified from time to time, between the issuer (the "Company") and the original holder of this instrument, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

                             ----------------------

                            CONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, MONTANA MILLS BREAD CO., INC., a Delaware corporation (the "Company") with an address of 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618, hereby promises to pay to the order of CEPHAS CAPITAL PARTNERS, L.P., which has an address of 16 West Main Street, Rochester, New York 14614, or registered assigns, ("Holder") the principal sum of Two Million Dollars ($2,000,000) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note on June 22, 2005, or sooner as provided herein.

         This Note was issued pursuant to a Note Purchase Agreement, dated as of June 22, 2000 (as amended and modified from time to time, the "Purchase Agreement'), between the Company and the Holder and all provisions thereof are hereby incorporated herein in full by reference. The Purchase Agreement contains terms governing the rights of the Holder of this Note and the Holder is entitled to the benefits thereof. All capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Purchase Agreement.

               THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS CONTAINED IN THE PURCHASE AGREEMENT.

         1. INTEREST. Except as otherwise expressly provided herein, interest shall accrue on the unpaid principal amount of this Note outstanding from the date hereof until such time as payment therefor is actually delivered to the Holder (including after acceleration, maturity, or judgment) at the rate of 12% per annum. All interest shall be calculated on the basis of twelve thirty-day months per year.

         2. PAYMENTS. All accrued interest shall be due and payable on the first day of each month, commencing August 1, 2000.

         All outstanding principal and remaining accrued interest shall be due and payable on June 22, 2005.

         This Note may be freely prepaid in whole or in part at any time. Prepayments (whether prior to the maturity date or due to acceleration of this Note under Section 3) shall be accompanied by a prepayment premium equal to the following percentage of the amount of principal prepaid during the following periods:

                Year                          Percentage
                ----                          ----------
                6/22/00 - 6/21/01             5%
                6/22/01 - 6/21/02             4%
                6/22/02 - 6/21/03             3%
                6/22/03 - 6/21/04             2%
                6/22/04 - 6/21/05             1%


         3. EVENTS OF DEFAULT. In case an Event of Default shall occur, the principal of this Note may be declared or become immediately due and payable in the manner and with the effect provided in the Purchase Agreement.

         In addition, upon the occurrence of an Event of Default at Holder's option interest on the outstanding principal hereunder shall accrue at a rate per annum from time to time equal to the rate of interest then in effect on this Note plus three percentage points (3%) per annum. Any increase in the interest rate shall not be the Holder's exclusive remedy in the event of an Event of Default.

         The Holder shall also have any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         4. SUBORDINATION. This Note is subordinated to the extent set forth and on the terms and conditions set forth in the Purchase Agreement.

         5. CONVERSION RIGHTS. The Holder shall have the conversion rights related to this Note described in the Purchase Agreement.

         6. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         7. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         8. PAYMENTS. Unless otherwise expressly provided herein, all payments to be made to the Holders shall be made in the lawful money of the United States of America in immediately available funds which shall be delivered to the address designated by the Holder.

         9. TRANSFER OF NOTE. This Note may be transferred pursuant to the terms of the Purchase Agreement and the Company shall treat the Person to whom this
Note is assigned in accordance therewith for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         10. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

         11. USURY LAWS. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

         12. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be given in accordance with the Purchase Agreement.

         13. NEW YORK LAW. This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such State.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the 22nd of June, 2000.

                                       MONTANA MILLS BREAD CO., INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------